EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Louis J. Torchio, President and Chief Executive Officer
Douglas M. Schosser, Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2024 net income of $5 million, or $0.04 per diluted share

The Company’s adjusted net operating income was $35 million, or $0.27 per diluted share(1)
Previously announced balance sheet restructure successfully completed
Net interest margin expands 10 basis points to 3.20%
Credit quality remains strong
119th consecutive quarterly dividend of $0.20 per share declared

Columbus, Ohio — July 23, 2024

Northwest Bancshares, Inc., (the “Company”), (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2024 of $5 million, or $0.04 per diluted share. This represents a decrease of $28 million compared to the same quarter last year, when net income was $33 million, or $0.26 per diluted share, and a decrease of $24 million compared to the prior quarter, when net income was $29 million, or $0.23 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2024 were 1.24% and 0.13% compared to 8.72% and 0.93% for the same quarter last year and 7.57% and 0.81% from the prior quarter.

Excluding loss on the sale of investments of $28 million, net of tax, and restructuring expense of $1 million, net of tax, the Company’s adjusted net operating income was $35 million, or $0.27 per diluted share for the quarter ended June 30, 2024. This represents an increase of $1 million from the same quarter last year, when adjusted net operating income was $34 million, or $0.27 per diluted share, and an increase of $5 million compared to the prior quarter, where adjusted net operating income was $30 million, or $0.23 per diluted share. The adjusted annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2024 were 9.00% and 0.96% compared to 9.02% and 0.96% for the same quarter last year and 7.75% and 0.83% from the prior quarter.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on August 14, 2024 to shareholders of record as of August 2, 2024. This is the 119th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company’s common stock as of June 30, 2024, this represents an annualized dividend yield of approximately 6.9%.

In the quarter, as previously disclosed, the Company repositioned its security portfolio by selling 15% of its investment securities with proceeds totaling $276 million at a pre-tax loss of $39 million, or $28 million after tax. The proceeds of the sale were immediately used to repay short-term borrowings. In addition, $258 million has already been invested into securities netting a 420 basis point higher yield. The Company currently expects to earn-back the loss over the next three years.

Louis J. Torchio, President and CEO, added, “Our core earnings this quarter reflect our commitment to responsible growth, with particularly strong performance in our commercial division. I’m especially proud of the flawless execution of our previously announced securities restructuring, which has yielded results surpassing our initial projections. This success underscores our team’s ability to implement strategic initiatives effectively while maintaining focus on our core business objectives.”

“Performance this quarter highlights the significant progress in our commercial transformation strategy. We’ve seen solid loan growth, particularly in commercial and industrial originations, which aligns with our strategic focus. This targeted growth outpaces less preferred categories in the current market, such as commercial office space or long-term health care. Our success in this area not only validates our strategic direction but also positions us well for sustained, quality growth in the commercial sector.”

(1) See reconciliation of non-GAAP financial measures for additional information relating to these items.

Balance Sheet Highlights

Dollars in thousands				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Average loans receivable	$11,368,749	11,345,308	11,065,660	0.2%	2.7%
Average investments	2,021,347	2,051,058	2,233,987	(1.4)%	(9.5)%
Average deposits	12,086,362	11,887,954	11,420,702	1.7%	5.8%
Average borrowed funds	323,191	469,697	837,358	(31.2)%	(61.4)%

•Average loans receivable increased $303 million from the quarter ended June 30, 2023 driven by our commercial banking portfolio, which grew by $631 million in total, including a $444 million increase in our commercial and industrial portfolio as we have continued to build-out our commercial lending verticals. Compared to the first quarter of 2024, average loans receivable increased by $23 million, also driven by growth in the commercial banking portfolio.
•Average investments declined $213 million from the quarter ended June 30, 2023 and $30 million from the quarter ended March 31, 2024. The decline from the prior year was driven by the investment portfolio restructure described above and from lack of reinvestment of cash flow over the past year. The decline in investments from the prior quarter is expected to be temporary and was also driven by the timing of the investment portfolio repositioning activity.
•Average deposits grew $666 million from the quarter ended June 30, 2023, driven by a $1.1 billion increase in our average time deposits as we continued competitively positioning our deposit products. This increase was partially offset by a decrease in money market balances as customers shifted balances into higher yielding time deposit accounts. Compared to the first quarter of 2024, average deposits grew $198 million, also driven by an increase in time deposits.
•Average borrowings saw a significant reduction of $514 million compared to the quarter end June 30, 2023 and $147 million compared to the quarter ended March 31, 2024. The decrease in average borrowings is primarily attributable to the strategic pay-down of wholesale borrowings. This decrease was made possible by our repositioning of our securities portfolio as well as a substantial increase in cash reserves resulting from the notable rise in the average balance of deposits noted above.

Income Statement Highlights

Dollars in thousands				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Interest income	$166,854	160,239	143,996	4.1%	15.9%
Interest expense	60,013	57,001	35,447	5.3%	69.3%
Net interest income	$106,841	103,238	108,549	3.5%	(1.6)%

Net interest margin	3.20%	3.10%	3.28%

Net interest income decreased $2 million and net interest margin decreased to 3.20% for the quarter ended June 30, 2024 from 3.28% for the quarter ended June 30, 2023. This decrease in net interest income resulted primarily from:

•A $23 million increase in interest income that was the result of cash and marketable securities being redeployed into higher yielding loans. Driven by higher market interest rates, the average yield on loans improved to 5.47% for the quarter ended June 30, 2024 from 4.83% for the quarter ended June 30, 2023.
•A $25 million increase in interest expense more than offset the increase in interest income as the result of higher costs of deposits due to the higher interest rate environment and competitive pressure for liquidity. The cost of interest-bearing liabilities increased to 2.40% for the quarter ended June 30, 2024 from 1.47% for the quarter ended June 30, 2023.

Compared to the quarter ended March 31, 2024, net interest income increased $4 million and net interest margin increased to 3.20% for the quarter ended June 30, 2024. This increase in net interest income resulted from the following:

•A $7 million increase in interest income driven by higher interest income on loans receivable as both the average balance and average yield increased compared to the prior quarter. The average yield on loans improved to 5.47% from 5.33% for the quarter ended March 31, 2024.
•Partially offsetting the increase in interest income was a $3 million increase in interest expense due to increases in both the average balance and average yield of interest-earning deposits. The cost of interest-bearing liabilities increased to 2.40% from 2.28% for the quarter ended March 31, 2024.

Dollars in thousands				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Provision for credit losses - loans	$2,169	4,234	6,010	(48.8)%	(63.9)%
Provision for credit losses - unfunded commitments	(2,539)	(799)	2,920	217.8%	(187.0)%
Total provision for credit losses expense	$(370)	3,435	8,930	(110.8)%	(104.1)%

The total provision for credit losses for the quarter ended June 30, 2024 was a credit of $0.4 million primarily driven by improvements in the economic forecasts coupled with a decline in our reserves for unfunded commitments in the current period. This decline is based on the timing of origination and funding of commercial construction loans and lines of credit.

Additionally, the Company continued to experience low levels of classified loans with a slight increase to $257 million or 2.26% of total loans at June 30, 2024 from $214 million, or 1.90% of total loans, at June 30, 2023 and $229 million, or 1.99% of total loans, at March 31, 2024.

Dollars in thousands				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Noninterest income:
Loss on sale of investments	$(39,413)	—	(8,306)	NA	374.5%
Gain on sale of mortgage servicing rights	—	—	8,305	NA	(100.0)%
Gain on sale of SBA loans	1,457	873	832	66.9%	75.1%
Service charges and fees	15,527	15,523	14,833	—%	4.7%
Trust and other financial services income	7,566	7,127	6,866	6.2%	10.2%
Gain on real estate owned, net	487	57	785	754.4%	(38.0)%
Income from bank-owned life insurance	1,371	1,502	1,304	(8.7)%	5.1%
Mortgage banking income	901	452	1,028	99.3%	(12.4)%
Other operating income	3,255	2,429	4,150	34.0%	(21.6)%
Total noninterest (loss)/income	(8,849)	27,963	29,797	(131.6)%	(129.7)%

Noninterest income for the quarter ended June 30, 2024 showed a loss of $9 million inclusive of a $39 million loss on the sale of investment securities, excluding the loss on sale of securities net interest income grew by $1 million, or 3%, from the quarter ended June 30, 2023 and $3 million, or 9% from the quarter ended March 31, 2024. In addition, in the prior year period we realized a gain on sale of mortgage servicing rights of $8 million and an offsetting loss on the sale of investments of $8 million.

Dollars in thousands				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Noninterest expense:
Personnel expense	$53,531	51,540	47,650	3.9%	12.3%
Non personnel expense	38,889	38,484	38,208	1.1%	1.8%
Total noninterest expense	$92,420	90,024	85,858	2.7%	7.6%

Noninterest expense increased from the quarter ended June 30, 2023 due to a $6 million increase in personnel expenses driven by the build-out of the commercial business and related credit, risk management and internal audit support functions over the past year.

Compared to the quarter ended March 31, 2024, noninterest expense increased due to a $2 million increase in personnel expense driven by an annual salary merit increase, additional contracted employees utilized during the quarter and an increase in incentive compensation expenses.

Dollars in thousands				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Income before income taxes	$5,942	37,742	43,558	(84.3)%	(86.4)%
Income tax expense	1,195	8,579	10,514	(86.1)%	(88.6)%
Net income	$4,747	29,163	33,044	(83.7)%	(85.6)%

The provision for income taxes decreased by $9 million from the quarter ended June 30, 2023 and $7 million from the quarter ended March 31, 2024 primarily due to lower income before income taxes.

Net income declined compared to both the quarter ended June 30, 2023 and the quarter ended March 31, 2024 due to loss on sale of investments from the current period balance sheet restructuring as well as the additional factors discussed above.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of June 30, 2024, Northwest operated 131 full-service financial centers and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including inflation and an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; (8) changes in liquidity, including the size and composition of our deposit portfolio; (9) reduction in the value of our goodwill and other intangible assets; and (10) the effect of any pandemic, including COVID-19, war or act of terrorism. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	June 30, 2024	December 31, 2023	June 30, 2023
Assets
Cash and cash equivalents	$228,433	122,260	127,627
Marketable securities available-for-sale (amortized cost of $1,202,354, $1,240,003 and $1,287,101, respectively)	1,029,191	1,043,359	1,073,952
Marketable securities held-to-maturity (fair value of $663,292, $699,506 and $718,676, respectively)	784,208	814,839	847,845
Total cash and cash equivalents and marketable securities	2,041,832	1,980,458	2,049,424

Loans held-for-sale	9,445	8,768	16,077
Residential mortgage loans	3,315,303	3,419,417	3,479,080
Home equity loans	1,180,486	1,227,858	1,276,062
Consumer loans	2,080,058	2,126,027	2,201,062
Commercial real estate loans	3,026,958	2,974,010	2,895,224
Commercial loans	1,742,114	1,658,729	1,403,726
Total loans receivable	11,354,364	11,414,809	11,271,231
Allowance for credit losses	(125,070)	(125,243)	(124,423)
Loans receivable, net	11,229,294	11,289,566	11,146,808

FHLB stock, at cost	20,842	30,146	44,613
Accrued interest receivable	48,739	47,353	37,281
Real estate owned, net	74	104	371
Premises and equipment, net	128,208	138,838	139,915
Bank-owned life insurance	253,890	251,895	257,614
Goodwill	380,997	380,997	380,997
Other intangible assets, net	3,954	5,290	6,809
Other assets	277,723	294,458	227,659
Total assets	$14,385,553	14,419,105	14,291,491
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,581,699	2,669,023	2,820,563
Interest-bearing demand deposits	2,565,750	2,634,546	2,577,653
Money market deposit accounts	1,964,841	1,968,218	2,154,253
Savings deposits	2,148,727	2,105,234	2,120,215
Time deposits	2,826,362	2,602,881	1,989,711
Total deposits	12,087,379	11,979,902	11,662,395

Borrowed funds	242,363	398,895	632,313
Subordinated debt	114,364	114,189	114,015
Junior subordinated debentures	129,703	129,574	129,444
Advances by borrowers for taxes and insurance	52,271	45,253	57,143
Accrued interest payable	21,423	13,669	4,936
Other liabilities	181,452	186,306	179,744
Total liabilities	12,828,955	12,867,788	12,779,990
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,307,997, 127,110,453 and 127,088,963 shares issued and outstanding, respectively	1,273	1,271	1,271
Additional paid-in capital	1,027,703	1,024,852	1,022,189
Retained earnings	657,706	674,686	657,292
Accumulated other comprehensive loss	(130,084)	(149,492)	(169,251)
Total shareholders’ equity	1,556,598	1,551,317	1,511,501
Total liabilities and shareholders’ equity	$14,385,553	14,419,105	14,291,491

Equity to assets	10.82%	10.76%	10.58%
Tangible common equity to assets*	8.37%	8.30%	8.08%
Book value per share	$12.23	12.20	11.89
Tangible book value per share*	$9.20	9.17	8.84
Closing market price per share	$11.55	12.48	10.60
Full time equivalent employees	1,991	2,098	2,025
Number of banking offices	139	142	142
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023

Interest income:
Loans receivable	$153,954	149,571	146,523	140,667	132,724
Mortgage-backed securities	9,426	7,944	7,951	8,072	8,326
Taxable investment securities	728	794	786	786	841
Tax-free investment securities	457	491	492	491	667
FHLB stock dividends	498	607	666	668	844
Interest-earning deposits	1,791	832	970	914	594
Total interest income	166,854	160,239	157,388	151,598	143,996
Interest expense:
Deposits	52,754	47,686	40,600	31,688	21,817
Borrowed funds	7,259	9,315	10,486	11,542	13,630
Total interest expense	60,013	57,001	51,086	43,230	35,447
Net interest income	106,841	103,238	106,302	108,368	108,549
Provision for credit losses - loans	2,169	4,234	3,801	3,983	6,010
Provision for credit losses - unfunded commitments	(2,539)	(799)	4,145	(2,981)	2,920
Net interest income after provision for credit losses	107,211	99,803	98,356	107,366	99,619
Noninterest income:
Loss on sale of investments	(39,413)	—	(1)	—	(8,306)
Gain on sale of mortgage servicing rights	—	—	—	—	8,305
Gain on sale of SBA loans	1,457	873	388	301	832
Gain on sale of loans	—	—	726	—	—
Service charges and fees	15,527	15,523	15,922	15,270	14,833
Trust and other financial services income	7,566	7,127	6,884	7,085	6,866
Gain on real estate owned, net	487	57	1,084	29	785
Income from bank-owned life insurance	1,371	1,502	1,454	4,561	1,304
Mortgage banking income	901	452	247	632	1,028
Other operating income	3,255	2,429	2,465	3,010	4,150
Total noninterest (loss)/income	(8,849)	27,963	29,169	30,888	29,797
Noninterest expense:
Compensation and employee benefits	53,531	51,540	50,194	51,243	47,650
Premises and occupancy costs	7,464	7,627	7,049	7,052	7,579
Office operations	3,819	2,767	3,747	3,398	2,800
Collections expense	406	336	328	551	429
Processing expenses	14,695	14,725	15,017	14,672	14,648
Marketing expenses	2,410	2,149	1,317	2,379	2,856
Federal deposit insurance premiums	2,865	3,023	2,643	2,341	2,064
Professional services	3,728	4,065	6,255	3,002	3,804
Amortization of intangible assets	635	701	724	795	842
Real estate owned expense	57	66	51	141	83
Merger, asset disposition and restructuring expense	1,915	955	2,354	—	1,593
Other expenses	895	2,070	997	1,996	1,510
Total noninterest expense	92,420	90,024	90,676	87,570	85,858
Income before income taxes	5,942	37,742	36,849	50,684	43,558
Income tax expense	1,195	8,579	7,835	11,464	10,514
Net income	$4,747	29,163	29,014	39,220	33,044

Basic earnings per share	$0.04	0.23	0.23	0.31	0.26
Diluted earnings per share	$0.04	0.23	0.23	0.31	0.26

Annualized return on average equity	1.24%	7.57%	7.64%	10.27%	8.72%
Annualized return on average assets	0.13%	0.81%	0.80%	1.08%	0.93%
Annualized return on average tangible common equity *	1.65%	10.08%	10.28%	13.80%	11.71%
Efficiency ratio	94.31%	68.62%	66.93%	62.88%	62.06%
Efficiency ratio, excluding certain items **	65.41%	67.35%	64.66%	62.31%	60.30%
Annualized noninterest expense to average assets	2.57%	2.51%	2.51%	2.42%	2.42%
Annualized noninterest expense to average assets, excluding certain items**	2.50%	2.47%	2.43%	2.39%	2.35%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes loss on sale of investments, gain on sale of mortgage servicing rights, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Six months ended June 30,
	2024	2023
Interest income:
Loans receivable	$303,525	256,469
Mortgage-backed securities	17,370	16,863
Taxable investment securities	1,522	1,686
Tax-free investment securities	948	1,367
FHLB stock dividends	1,105	1,534
Interest-earning deposits	2,623	1,017
Total interest income	327,093	278,936
Interest expense:
Deposits	100,440	33,055
Borrowed funds	16,574	24,868
Total interest expense	117,014	57,923
Net interest income	210,079	221,013
Provision for credit losses - loans	6,403	10,880
Provision for credit losses - unfunded commitments	(3,338)	3,046
Net interest income after provision for credit losses	207,014	207,087
Noninterest income:
Loss on sale of investments	(39,413)	(8,306)
Gain on sale of mortgage servicing rights	—	8,305
Gain on sale of SBA loans	2,330	1,111
Service charges and fees	31,050	28,022
Trust and other financial services income	14,693	13,315
Gain on real estate owned, net	544	893
Income from bank-owned life insurance	2,873	2,573
Mortgage banking income	1,353	1,552
Other operating income	5,684	6,301
Total noninterest income	19,114	53,766
Noninterest expense:
Compensation and employee benefits	105,071	94,254
Premises and occupancy costs	15,091	15,050
Office operations	6,586	5,810
Collections expense	742	816
Processing expenses	29,420	28,998
Marketing expenses	4,559	5,748
Federal deposit insurance premiums	5,888	4,287
Professional services	7,793	8,562
Amortization of intangible assets	1,336	1,751
Real estate owned expense	123	264
Merger, asset disposition and restructuring expense	2,870	4,395
Other expenses	2,965	3,373
Total noninterest expense	182,444	173,308
Income before income taxes	43,684	87,545
Income tax expense	9,774	20,822
Net income	$33,910	66,723

Basic earnings per share	$0.27	0.53
Diluted earnings per share	$0.27	0.52

Annualized return on average equity	4.41%	8.91%
Annualized return on average assets	0.47%	0.95%
Annualized return on tangible common equity *	5.88%	12.01%

Efficiency ratio	79.60%	63.07%
Efficiency ratio, excluding certain items **	66.36%	60.83%
Annualized noninterest expense to average assets	2.54%	2.46%
Annualized noninterest expense to average assets, excluding certain items **	2.48%	2.38%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes loss on sale of investments, gain on sale of mortgage servicing rights, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended			Six months ended June 30,
	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Reconciliation of net income to adjusted net operating income:
Net income (GAAP)	$4,747	29,163	33,044	33,910	66,723
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	1,915	955	1,593	2,870	4,395
Add: loss on the sale of investments	39,413	—	8,306	39,413	8,306
Less: gain on sale of mortgage servicing rights	—	—	(8,305)	—	(8,305)
Less: tax benefit of non-GAAP adjustments	(11,572)	(267)	(446)	(11,839)	(1,231)
Adjusted net operating income (non-GAAP)	$34,503	29,851	34,192	64,354	69,888
Diluted earnings per share (GAAP)	$0.04	0.23	0.26	0.27	0.52
Diluted adjusted operating earnings per share (non-GAAP)	$0.27	0.23	0.27	0.51	0.55

Average equity	$1,541,434	1,549,870	1,519,990	1,545,651	1,509,466
Average assets	14,458,592	14,408,612	14,245,917	14,433,602	14,184,050
Annualized return on average equity (GAAP)	1.24%	7.57%	8.72%	4.41%	8.91%
Annualized return on average assets (GAAP)	0.13%	0.81%	0.93%	0.47%	0.95%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense, loss on the sale of investments and gain on sale of mortgage servicing rights, net of tax (non-GAAP)	9.00%	7.75%	9.02%	8.37%	9.34%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense, loss on sale of investments, and gain on sale of mortgage servicing rights, net of tax (non-GAAP)	0.96%	0.83%	0.96%	0.90%	0.99%
The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	June 30, 2024	December 31, 2023	June 30, 2023
Tangible common equity to assets
Total shareholders’ equity	$1,556,598	1,551,317	1,511,501
Less: goodwill and intangible assets	(384,951)	(386,287)	(387,806)
Tangible common equity	$1,171,647	1,165,030	1,123,695

Total assets	$14,385,553	14,419,105	14,291,491
Less: goodwill and intangible assets	(384,951)	(386,287)	(387,806)
Tangible assets	$14,000,602	14,032,818	13,903,685

Tangible common equity to tangible assets	8.37%	8.30%	8.08%

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments
Tangible common equity	$1,171,647	1,165,030	1,123,695
Less: unrealized losses on held to maturity investments	(120,916)	(115,334)	(129,169)
Add: deferred taxes on unrealized losses on held to maturity investments	33,856	32,294	36,167
Tangible common equity, including unrealized losses on held-to-maturity investments	$1,084,587	1,081,990	1,030,693

Tangible assets	$14,000,602	14,032,818	13,903,685

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments	7.75%	7.71%	7.41%

Tangible book value per share
Tangible common equity	$1,171,647	1,165,030	1,123,695
Common shares outstanding	127,307,997	127,110,453	127,088,963
Tangible book value per share	9.20	9.17	8.84

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Income.

	Quarter ended							Six months ended June 30,
	June 30, 2024	March 31, 2024		December 31, 2023		September 30, 2023	June 30, 2023	2024	2023

Annualized return on average tangible common equity
Net income	$4,747	29,163		29,014		39,220	33,044	33,910	66,723

Average shareholders’ equity	1,541,434	1,549,870		1,506,895		1,515,287	1,519,990	1,545,651	1,509,466
Less: average goodwill and intangible assets	(385,364)	(386,038)		(386,761)		(387,523)	(388,354)	(385,701)	(388,793)
Average tangible common equity	$1,156,070	1,163,832		1,120,134		1,127,764	1,131,636	1,159,950	1,120,673

Annualized return on average tangible common equity	1.65%	10.08%		10.28%		13.80%	11.71%	5.88%	12.01%

Efficiency ratio, excluding loss on the sale of investments, gain on the sale of mortgage servicing rights, amortization and merger, asset disposition and restructuring expenses
Non-interest expense	$92,420	90,024		90,676		87,570	85,858	182,444	173,308
Less: amortization expense	(635)	(701)		(724)		(795)	(842)	(1,336)	(1,751)
Less: merger, asset disposition and restructuring expenses	(1,915)	(955)		(2,354)		—	(1,593)	(2,870)	(4,395)
Non-interest expense, excluding amortization and merger, assets disposition and restructuring expenses	$89,870	88,368		87,598		86,775	83,423	178,238	167,162

Net interest income	$106,841	103,238		106,302		108,368	108,549	210,079	221,013
Non-interest income	(8,849)	27,963		29,169		30,888	29,797	19,114	53,766
Add: loss on the sale of investments	39,413	—		1		—	8,306	39,413	8,306
Less: gain on sale of mortgage servicing rights	—	—	—	—	—	—	(8,305)	—	(8,305)
Net interest income plus non-interest income, excluding loss on sale of investments and gain on sale of mortgage servicing rights	$137,405	131,201		135,472		139,256	138,347	268,606	274,780

Efficiency ratio, excluding loss on sale of investments, gain on sale of mortgage servicing rights, amortization and merger, asset disposition and restructuring expenses	65.41%	67.35%		64.66%		62.31%	60.30%	66.36%	60.83%

Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense
Non-interest expense excluding amortization and merger, asset disposition and restructuring expenses	$89,870	88,368		87,598		86,775	83,423	178,238	167,162
Average assets	14,458,592	14,408,612		14,329,020		14,379,323	14,245,917	14,433,602	14,184,050
Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense	2.50%	2.47%		2.43%		2.39%	2.35%	2.48%	2.38%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense, loss on sale of investments and gain on sale of mortgage servicing rights. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 are not federally insured. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of June 30, 2024
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$3,019,897	24.98%	5,062
Less intercompany deposit accounts	1,163,566	9.62%	12
Less collateralized deposit accounts	468,815	3.88%	243
Uninsured deposits excluding intercompany and collateralized accounts	$1,387,516	11.48%	4,807
(1)      Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $19.4 million, or 0.16% of total deposits, as of June 30, 2024. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $102 million, or 0.84% of total deposits, as of June 30, 2024. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $289,000 as of June 30, 2024.

The following table provides additional details for the Company’s deposit portfolio:

	As of June 30, 2024
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,350,520	11.2%	286,513
Business noninterest bearing demand deposits	1,231,179	10.2%	43,499
Personal interest-bearing demand deposits	1,396,825	11.5%	57,185
Business interest-bearing demand deposits	1,168,925	9.7%	7,786
Personal money market deposits	1,390,162	11.5%	24,906
Business money market deposits	574,679	4.7%	2,777
Savings deposits	2,148,727	17.8%	187,406
Time deposits	2,826,362	23.4%	81,844
Total deposits	$12,087,379	100.0%	691,916

Our average deposit account balance as of June 30, 2024 was $17,000. The Company’s insured cash sweep deposit balance was $394 million as of June 30, 2024.

The following table provides additional details regarding the Company’s deposit portfolio over time:

	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Personal noninterest bearing demand deposits	$1,412,227	1,428,232	1,397,167	1,375,144	1,357,875	1,369,294	1,350,520
Business noninterest bearing demand deposits	1,581,016	1,467,860	1,423,396	1,399,147	1,311,148	1,249,085	1,231,179
Personal interest-bearing demand deposits	1,718,806	1,627,546	1,535,254	1,477,617	1,464,058	1,427,140	1,396,825
Business interest-bearing demand deposits	499,059	466,105	624,252	689,914	812,433	805,069	815,358
Municipal demand deposits	468,566	447,852	418,147	430,549	358,055	325,657	353,567
Personal money market deposits	1,832,583	1,626,614	1,511,652	1,463,689	1,435,939	1,393,532	1,390,162
Business money market deposits	624,986	701,436	642,601	579,124	532,279	559,005	574,679
Savings deposits	2,275,020	2,194,743	2,120,215	2,116,360	2,105,234	2,156,048	2,148,727
Time deposits	1,052,285	1,576,791	1,989,711	2,258,338	2,602,881	2,786,814	2,826,362
Total deposits	$11,464,548	11,537,179	11,662,395	11,789,882	11,979,902	12,071,644	12,087,379

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At June 30, 2024
	Actual		Minimum capital requirements (1)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,784,604	16.674%	$1,123,831	10.500%	$1,070,315	10.000%
Northwest Bank	1,537,783	14.380%	1,122,827	10.500%	1,069,359	10.000%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,536,552	14.356%	909,768	8.500%	856,252	8.000%
Northwest Bank	1,404,095	13.130%	908,955	8.500%	855,487	8.000%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,410,837	13.182%	749,220	7.000%	695,705	6.500%
Northwest Bank	1,404,095	13.130%	748,551	7.000%	695,083	6.500%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,536,552	10.654%	576,913	4.000%	721,142	5.000%
Northwest Bank	1,404,095	9.742%	576,521	4.000%	720,651	5.000%
(1) Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see "Item 1. Business - Supervision and Regulation" of our 2023 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	June 30, 2024
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after ten years	$47,263	—	(10,292)	36,971	6.08

Debt issued by government sponsored enterprises:
Due after one year through five years	185	—	(5)	180	1.19

Municipal securities:
Due after one year through five years	880	8	(3)	885	1.83
Due after five years through ten years	9,157	5	(1,565)	7,597	7.89
Due after ten years	58,872	13	(8,626)	50,259	10.17

Corporate debt issues:
Due after five years through ten years	14,373	20	(886)	13,507	4.79
Due after ten years	3,250	—	—	3,250	10.04

Mortgage-backed agency securities:
Fixed rate pass-through	228,855	83	(16,874)	212,064	7.64
Variable rate pass-through	4,093	24	(13)	4,104	3.59
Fixed rate agency CMOs	789,673	293	(135,258)	654,708	4.72
Variable rate agency CMOs	45,753	38	(125)	45,666	7.18
Total mortgage-backed agency securities	1,068,374	438	(152,270)	916,542	5.52
Total marketable securities available-for-sale	$1,202,354	484	(173,647)	1,029,191	5.78

Marketable securities held-to-maturity
Government sponsored
Due after one year through five years	$89,472	—	(10,845)	78,627	3.66
Due after five years through ten years	34,988	—	(5,645)	29,343	5.08

Mortgage-backed agency securities:
Fixed rate pass-through	140,245	—	(21,704)	118,541	4.84
Variable rate pass-through	414	—	(4)	410	4.23
Fixed rate agency CMOs	518,560	—	(82,714)	435,846	5.85
Variable rate agency CMOs	529	—	(4)	525	5.09
Total mortgage-backed agency securities	659,748	—	(104,426)	555,322	5.63
Total marketable securities held-to-maturity	$784,208	—	(120,916)	663,292	5.38

Northwest Bancshares, Inc. and Subsidiaries
Borrowed Funds (Unaudited)
(dollars in thousands)

	June 30, 2024
	Amount	Average rate
Term notes payable to the FHLB of Pittsburgh, due within one year	$175,000	5.65%

Collateralized borrowings, due within one year	26,213	1.83%
Collateral received, due within one year	41,150	5.17%
Subordinated debentures, net of issuance costs	114,364	4.28%
Junior subordinated debentures	129,703	7.61%
Total borrowed funds *	$486,430	5.61%
*    As of June 30, 2024, the Company had $3.4 billion of additional borrowing capacity available with the FHLB of Pittsburgh, including a $250 million overnight line of credit, which has no balance as of June 30, 2024, as well as $404 million of borrowing capacity available with the Federal Reserve Bank and $105 million with two correspondent banks.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of Loan Portfolio by Loan Sector (Unaudited)

Commercial real estate loans outstanding
The following table provides the various loan sectors in our commercial real estate portfolio at June 30, 2024:

Property type	Percent of portfolio
5 or more unit dwelling	16.8%
Nursing home	12.5
Retail building	11.7
Commercial office building - non-owner occupied	8.9
Manufacturing & industrial building	4.8
Residential acquisition & development - 1-4 family, townhouses and apartments	4.3
Multi-use building - commercial, retail and residential	4.0
Warehouse/storage building	3.9
Commercial office building - owner occupied	3.9
Multi-use building - office and warehouse	3.0
Other medical facility	3.0
Single family dwelling	2.6
Student housing	2.1
Hotel/motel	2.1
Agricultural real estate	2.0
All other	14.4
Total	100.0%

The following table describes the collateral of our commercial real estate portfolio by state at June 30, 2024:

State	Percent of portfolio
New York	32.7%
Pennsylvania	29.4
Ohio	20.7
Indiana	9.0
All other	8.2
Total	100.0%

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Nonaccrual loans current:
Residential mortgage loans	$1,563	1,351	959	1,951	1,559
Home equity loans	1,088	974	871	947	1,089
Consumer loans	1,268	1,295	1,051	1,049	1,009
Commercial real estate loans	66,181	66,895	64,603	44,639	48,468
Commercial loans	788	934	1,182	1,369	995
Total nonaccrual loans current	$70,888	71,449	68,666	49,955	53,120
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$100	1,454	933	48	49
Home equity loans	260	125	174	92	37
Consumer loans	305	294	225	274	309
Commercial real estate loans	699	574	51	1,913	1,697
Commercial loans	183	161	139	90	855
Total nonaccrual loans delinquent 30 days to 59 days	$1,547	2,608	1,522	2,417	2,947
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$578	—	511	66	185
Home equity loans	234	488	347	319	363
Consumer loans	603	381	557	312	360
Commercial real estate loans	2,243	52	831	212	210
Commercial loans	8,088	201	56	291	245
Total nonaccrual loans delinquent 60 days to 89 days	$11,746	1,122	2,302	1,200	1,363
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$4,162	4,304	6,324	7,695	6,290
Home equity loans	2,473	2,822	3,100	2,073	1,965
Consumer loans	2,433	2,659	3,212	2,463	2,033
Commercial real estate loans	5,849	6,931	6,488	8,416	8,575
Commercial loans	3,061	3,165	2,770	2,435	2,296
Total nonaccrual loans delinquent 90 days or more	$17,978	19,881	21,894	23,082	21,159
Total nonaccrual loans	$102,159	95,060	94,384	76,654	78,589
Total nonaccrual loans	$102,159	95,060	94,384	76,654	78,589
Loans 90 days past due and still accruing	2,511	2,452	2,698	728	532
Nonperforming loans	104,670	97,512	97,082	77,382	79,121
Real estate owned, net	74	50	104	363	371
Nonperforming assets	$104,744	97,562	97,186	77,745	79,492

Nonperforming loans to total loans	0.92%	0.85%	0.85%	0.68%	0.70%
Nonperforming assets to total assets	0.73%	0.67%	0.67%	0.54%	0.56%
Allowance for credit losses to total loans	1.10%	1.09%	1.10%	1.10%	1.10%
Allowance for credit losses to nonperforming loans	119.49%	128.08%	129.01%	161.33%	157.26%

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At June 30, 2024	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,312,368	—	11,700	—	—	3,324,068
Home equity loans	1,176,187	—	4,299	—	—	1,180,486
Consumer loans	2,074,869	—	5,189	—	—	2,080,058
Total Personal Banking	6,563,424	—	21,188	—	—	6,584,612
Commercial Banking:
Commercial real estate loans	2,682,766	130,879	213,993	—	—	3,027,638
Commercial loans	1,673,052	47,400	21,662	—	—	1,742,114
Total Commercial Banking	4,355,818	178,279	235,655	—	—	4,769,752
Total loans	$10,919,242	178,279	256,843	—	—	11,354,364
At March 31, 2024
Personal Banking:
Residential mortgage loans	$3,370,307	—	12,541	—	—	3,382,848
Home equity loans	1,191,957	—	4,650	—	—	1,196,607
Consumer loans	2,113,050	—	5,317	—	—	2,118,367
Total Personal Banking	6,675,314	—	22,508	—	—	6,697,822
Commercial Banking:
Commercial real estate loans	2,714,857	131,247	182,424	—	—	3,028,528
Commercial loans	1,698,519	52,461	23,916	—	—	1,774,896
Total Commercial Banking	4,413,376	183,708	206,340	—	—	4,803,424
Total loans	$11,088,690	183,708	228,848	—	—	11,501,246
At December 31, 2023
Personal Banking:
Residential mortgage loans	$3,413,846	—	14,339	—	—	3,428,185
Home equity loans	1,223,097	—	4,761	—	—	1,227,858
Consumer loans	2,120,216	—	5,811	—	—	2,126,027
Total Personal Banking	6,757,159	—	24,911	—	—	6,782,070
Commercial Banking:
Commercial real estate loans	2,670,510	124,116	179,384	—	—	2,974,010
Commercial loans	1,637,879	6,678	14,172	—	—	1,658,729
Total Commercial Banking	4,308,389	130,794	193,556	—	—	4,632,739
Total loans	$11,065,548	130,794	218,467	—	—	11,414,809
At September 30, 2023
Personal Banking:
Residential mortgage loans	$3,459,251	—	13,512	—	—	3,472,763
Home equity loans	1,254,985	—	3,780	—	—	1,258,765
Consumer loans	2,150,464	—	4,655	—	—	2,155,119
Total Personal Banking	6,864,700	—	21,947	—	—	6,886,647
Commercial Banking:
Commercial real estate loans	2,632,472	123,935	166,610	—	—	2,923,017
Commercial loans	1,476,833	3,690	20,086	—	—	1,500,609
Total Commercial Banking	4,109,305	127,625	186,696	—	—	4,423,626
Total loans	$10,974,005	127,625	208,643	—	—	11,310,273
At June 30, 2023
Personal Banking:
Residential mortgage loans	$3,483,098	—	12,059	—	—	3,495,157
Home equity loans	1,272,363	—	3,699	—	—	1,276,062
Consumer loans	2,196,938	—	4,124	—	—	2,201,062
Total Personal Banking	6,952,399	—	19,882	—	—	6,972,281
Commercial Banking:
Commercial real estate loans	2,649,535	74,170	171,519	—	—	2,895,224
Commercial loans	1,377,981	3,040	22,705	—	—	1,403,726
Total Commercial Banking	4,027,516	77,210	194,224	—	—	4,298,950
Total loans	$10,979,915	77,210	214,106	—	—	11,271,231
*    Includes $2.5 million, $2.4 million, $7.8 million, $6.9 million, and $4.9 million of acquired loans at June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively.
**    Includes $24.3 million, $27.2 million, $20.3 million, $28.9 million, and $31.2 million of acquired loans at June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	June 30, 2024		*	March 31, 2024		*	December 31, 2023		*	September 30, 2023		*	June 30, 2023		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	12	$616	—%	351	$38,502	1.1%	307	$30,041	0.9%	6	$573	—%	14	$627	—%
Home equity loans	104	3,771	0.3%	113	4,608	0.4%	121	5,761	0.5%	112	4,707	0.4%	92	3,395	0.3%
Consumer loans	742	10,372	0.5%	737	9,911	0.5%	896	11,211	0.5%	733	9,874	0.5%	602	7,955	0.4%
Commercial real estate loans	21	4,310	0.1%	25	6,396	0.2%	23	3,204	0.1%	22	3,411	0.1%	13	2,710	0.1%
Commercial loans	59	4,366	0.3%	62	3,091	0.2%	59	4,196	0.3%	52	2,847	0.2%	38	15,658	1.1%
Total loans delinquent 30 days to 59 days	938	$23,435	0.2%	1,288	$62,508	0.5%	1,406	$54,413	0.5%	925	$21,412	0.2%	759	$30,345	0.3%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	70	$8,223	0.2%	3	$70	—%	69	$7,796	0.2%	56	$5,395	0.2%	52	$3,521	0.1%
Home equity loans	35	1,065	0.1%	26	761	0.1%	37	982	0.1%	40	1,341	0.1%	31	1,614	0.1%
Consumer loans	295	3,198	0.2%	231	2,545	0.1%	322	3,754	0.2%	236	2,707	0.1%	250	2,584	0.1%
Commercial real estate loans	9	3,155	0.1%	5	807	—%	9	1,031	—%	13	1,588	0.1%	12	1,288	—%
Commercial loans	22	8,732	0.5%	27	1,284	0.1%	16	703	—%	15	981	0.1%	23	11,092	0.8%
Total loans delinquent 60 days to 89 days	431	$24,373	0.2%	292	$5,467	—%	453	$14,266	0.1%	360	$12,012	0.1%	368	$20,099	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	53	$5,553	0.2%	50	$5,813	0.2%	70	$7,995	0.2%	79	$7,695	0.2%	63	$6,290	0.2%
Home equity loans	51	2,506	0.2%	71	2,823	0.2%	81	3,126	0.3%	73	2,206	0.2%	68	1,965	0.2%
Consumer loans	358	3,012	0.1%	398	3,345	0.2%	440	3,978	0.2%	357	3,020	0.1%	314	2,447	0.1%
Commercial real estate loans	19	6,034	0.2%	22	6,931	0.2%	27	6,712	0.2%	27	8,416	0.3%	20	8,575	0.3%
Commercial loans	72	3,385	0.2%	62	3,421	0.2%	53	2,780	0.2%	39	2,472	0.2%	38	2,414	0.2%
Total loans delinquent 90 days or more	553	$20,490	0.2%	603	$22,333	0.2%	671	$24,591	0.2%	575	$23,809	0.2%	503	$21,691	0.2%

Total loans delinquent	1,922	$68,298	0.6%	2,183	$90,308	0.8%	2,530	$93,270	0.8%	1,860	$57,233	0.5%	1,630	$72,135	0.6%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $82,000, $446,000, $646,000, $1.4 million, and $605,000 at June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Beginning balance	$124,897	125,243	124,841	124,423	121,257
Provision	2,169	4,234	3,801	3,983	6,010
Charge-offs residential mortgage	(252)	(162)	(266)	(171)	(545)
Charge-offs home equity	(237)	(412)	(133)	(320)	(235)
Charge-offs consumer	(2,561)	(4,573)	(3,860)	(3,085)	(2,772)
Charge-offs commercial real estate	(500)	(349)	(742)	(484)	(483)
Charge-offs commercial	(1,319)	(1,163)	(806)	(1,286)	(1,209)
Recoveries	2,873	2,079	2,408	1,781	2,400
Ending balance	$125,070	124,897	125,243	124,841	124,423
Net charge-offs to average loans, annualized	0.07%	0.16%	0.12%	0.13%	0.10%

	Six months ended June 30,
	2024	2023
Beginning balance	$125,243	118,036
ASU 2022-02 Adoption	—	426
Provision	6,403	10,880
Charge-offs residential mortgage	(414)	(752)
Charge-offs home equity	(649)	(399)
Charge-offs consumer	(7,134)	(5,506)
Charge-offs commercial real estate	(849)	(1,140)
Charge-offs commercial	(2,482)	(2,074)
Recoveries	4,952	4,952
Ending balance	$125,070	124,423
Net charge-offs to average loans, annualized	0.12%	0.09%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	June 30, 2024			March 31, 2024			December 31, 2023			September 30, 2023			June 30, 2023
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,342,749	32,182	3.85%	$3,392,524	32,674	3.85%	$3,442,308	32,739	3.80%	$3,476,446	32,596	3.75%	$3,485,517	32,485	3.73%
Home equity loans	1,183,497	17,303	5.88%	1,205,273	17,294	5.77%	1,238,420	17,590	5.64%	1,264,134	17,435	5.47%	1,273,298	16,898	5.32%
Consumer loans	2,048,396	26,334	5.17%	2,033,620	25,033	4.95%	2,055,783	24,667	4.76%	2,092,023	23,521	4.46%	2,143,804	22,662	4.24%
Commercial real estate loans	3,023,762	45,658	5.97%	2,999,224	43,425	5.73%	2,950,589	43,337	5.75%	2,911,145	41,611	5.59%	2,836,443	38,426	5.36%
Commercial loans	1,770,345	33,229	7.43%	1,714,667	31,857	7.35%	1,564,617	28,801	7.20%	1,447,211	26,239	7.09%	1,326,598	22,872	6.82%
Total loans receivable (a) (b) (d)	11,368,749	154,706	5.47%	11,345,308	150,283	5.33%	11,251,717	147,134	5.19%	11,190,959	141,402	5.01%	11,065,660	133,343	4.83%
Mortgage-backed securities (c)	1,734,085	9,426	2.17%	1,717,306	7,944	1.85%	1,741,687	7,951	1.83%	1,781,010	8,072	1.81%	1,859,427	8,326	1.79%
Investment securities (c) (d)	287,262	1,316	1.83%	333,752	1,430	1.71%	335,121	1,425	1.70%	336,125	1,431	1.70%	374,560	1,715	1.83%
FHLB stock, at cost	25,544	498	7.84%	32,249	607	7.57%	35,082	665	7.52%	37,722	668	7.03%	45,505	844	7.44%
Other interest-earning deposits	135,520	1,791	5.23%	61,666	832	5.34%	71,987	970	5.27%	67,143	915	5.33%	46,536	594	5.05%
Total interest-earning assets	13,551,160	167,737	4.98%	13,490,281	161,096	4.80%	13,435,594	158,145	4.67%	13,412,959	152,488	4.51%	13,391,688	144,822	4.34%
Noninterest-earning assets (e)	907,432			918,331			893,426			966,364			854,229
Total assets	$14,458,592			$14,408,612			$14,329,020			$14,379,323			$14,245,917
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits (g)	$2,144,278	5,957	1.12%	$2,122,035	5,036	0.95%	$2,102,320	4,045	0.76%	$2,116,759	2,695	0.51%	$2,142,941	1,393	0.26%
Interest-bearing demand deposits (g)	2,555,863	6,646	1.05%	2,538,823	5,402	0.86%	2,573,634	4,921	0.76%	2,569,229	4,086	0.63%	2,469,666	1,648	0.27%
Money market deposit accounts (g)	1,957,990	8,601	1.77%	1,961,332	7,913	1.62%	1,997,116	7,446	1.48%	2,112,228	6,772	1.27%	2,221,713	6,113	1.10%
Time deposits (g)	2,832,720	31,550	4.48%	2,697,983	29,335	4.37%	2,447,335	24,187	3.92%	2,164,559	18,136	3.32%	1,765,454	12,663	2.88%
Borrowed funds (f)	323,191	3,662	4.56%	469,697	5,708	4.89%	548,089	6,826	4.94%	643,518	7,937	4.89%	837,358	10,202	4.89%
Subordinated debt	114,308	1,148	4.02%	114,225	1,148	4.02%	114,134	1,148	4.02%	114,045	1,148	4.03%	113,958	1,148	4.03%
Junior subordinated debentures	129,663	2,449	7.47%	129,597	2,459	7.51%	129,532	2,512	7.59%	129,466	2,456	7.42%	129,401	2,280	6.97%
Total interest-bearing liabilities	10,058,013	60,013	2.40%	10,033,692	57,001	2.28%	9,912,160	51,085	2.04%	9,849,804	43,230	1.74%	9,680,491	35,447	1.47%
Noninterest-bearing demand deposits (g)	2,595,511			2,567,781			2,675,788			2,757,091			2,820,928
Noninterest-bearing liabilities	263,634			257,269			234,177			257,141			224,508
Total liabilities	12,917,158			12,858,742			12,822,125			12,864,036			12,725,927
Shareholders’ equity	1,541,434			1,549,870			1,506,895			1,515,287			1,519,990
Total liabilities and shareholders’ equity	$14,458,592			$14,408,612			$14,329,020			$14,379,323			$14,245,917
Net interest income/Interest rate spread		107,724	2.58%		104,095	2.52%		107,060	2.63%		109,258	2.77%		109,375	2.87%
Net interest-earning assets/Net interest margin	$3,493,147		3.20%	$3,456,589		3.10%	$3,523,434		3.16%	$3,563,155		3.23%	$3,711,197		3.28%
Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.34X			1.36X			1.36X			1.38X

(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of deposits were 1.76%, 1.61%, 1.37%, 1.07%, and 0.77%, respectively, and average cost of Interest-bearing deposits were 2.24%, 2.06%, 1.77%, 1.40%, and 1.02%, respectively.
(h)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 5.45%, 5.30%, 5.17%, 4.99%, and 4.81%, respectively, Investment securities — 1.65%, 1.54%, 1.52%, 1.52%, and 1.61%, respectively, Interest-earning assets — 4.95%, 4.78%, 4.65%, 4.48%, and 4.31%, respectively. GAAP basis net interest rate spreads were 2.55%, 2.49%, 2.60%, 2.74%, and 2.84%, respectively, and GAAP basis net interest margins were 3.17%, 3.08%, 3.14%, 3.21%, and 3.25%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Six months ended June 30,
	2024			2023
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$3,367,636	64,855	3.85%	$3,489,545	64,494	3.70%
Home equity loans	1,194,385	34,596	5.83%	1,278,831	33,033	5.21%
Consumer loans	2,041,008	51,367	5.06%	2,133,794	43,457	4.11%
Commercial real estate loans	3,011,493	89,066	5.85%	2,830,316	75,463	5.30%
Commercial loans	1,742,506	65,083	7.39%	1,244,404	41,225	6.59%
Loans receivable (a) (b) (d)	11,357,028	304,967	5.40%	10,976,890	257,672	4.73%
Mortgage-backed securities (c)	1,725,696	17,370	2.01%	1,884,412	16,863	1.79%
Investment securities (c) (d)	310,507	2,742	1.77%	379,611	3,478	1.83%
FHLB stock, at cost	28,897	1,105	7.69%	42,584	1,534	7.26%
Other interest-earning deposits	99,252	2,623	5.23%	42,431	1,017	4.77%
Total interest-earning assets	13,521,380	328,807	4.89%	13,325,928	280,564	4.25%
Noninterest-earning assets (e)	912,222			858,122

Total assets	$14,433,602			$14,184,050

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits (g)	$2,133,157	10,993	1.04%	$2,187,355	2,082	0.19%
Interest-bearing demand deposits (g)	2,547,343	12,048	0.95%	2,540,879	2,599	0.21%
Money market deposit accounts (g)	1,959,661	16,514	1.69%	2,314,631	10,516	0.92%
Time deposits (g)	2,765,351	60,885	4.43%	1,514,289	17,858	2.38%
Borrowed funds (f)	396,444	9,370	4.75%	789,057	18,139	4.64%
Subordinated debt	114,267	2,296	4.02%	113,914	2,296	4.03%
Junior subordinated debentures	129,630	4,908	7.49%	129,368	4,433	6.82%
Total interest-bearing liabilities	10,045,853	117,014	2.34%	9,589,493	57,923	1.22%
Noninterest-bearing demand deposits (g)	2,581,646			2,855,260
Noninterest-bearing liabilities	260,452			229,831

Total liabilities	12,887,951			12,674,584

Shareholders’ equity	1,545,651			1,509,466

Total liabilities and shareholders’ equity	$14,433,602			$14,184,050

Net interest income/Interest rate spread		211,793	2.55%		222,641	3.03%

Net interest-earning assets/Net interest margin	$3,475,527		3.15%	$3,736,435		3.37%

Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.39X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 1.69% and 0.58%, respectively and average cost of Interest-bearing deposits were 2.15% and 0.78%, respectively.
(h)Shown on a FTE basis. GAAP basis yields were: Loans — 5.37% and 4.71%, respectively; Investment securities — 1.59% and 1.61%, respectively; Interest-earning assets — 4.86% and 4.22%, respectively. GAAP basis net interest rate spreads were 2.52% and 3.00%, respectively; and GAAP basis net interest margins were 3.12% and 3.34%, respectively.